EXHIBIT 3.65
Delaware

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “OREGON HEALTHCORP, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE THIRD DAY OF FEBRUARY, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1999, AT 2:15 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF MARCH, A.D. 2008, AT 3:30 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “OREGON HEALTHCORP, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

3000990 8100H	AUTHENTICATION: 8804276

110680905	Date: 06-02-11

CERTIFICATE OF FORMATION
OF
OREGON HEALTHCORP, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is Oregon Healthcorp, LLC (the “Company”).
     SECOND; The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 3, 1999.
By:       /s/ John M. Franck
Name:  John M. Franck II
Title:    Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/03/1999
SRV 991044632 — 3000990 FILE